UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 27, 2024

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

XCL Acquisition

On June 27, 2024, SM Energy Company (the “Company”) entered into a Purchase and Sale Agreement (the “XCL Acquisition Agreement”) with XCL AssetCo, LLC, a Delaware limited liability company, XCL Marketing, LLC a Delaware limited liability company, Wasatch Water Logistics, LLC, a Delaware limited liability company, XCL Resources LLC, a Texas limited liability company, and XCL SandCo, LLC, a Delaware limited liability company (collectively, the “XCL Sellers”), and, solely for purposes of ratifying certain representations and warranties, interim covenants and interpretative provisions, Northern Oil and Gas, Inc., a Delaware corporation (“NOG”), pursuant to which the Company agreed to purchase all of the rights, titles and interests in the Uinta Basin oil and gas assets owned by the XCL Sellers (the “Uinta Basin Assets”). The XCL Acquisition Agreement provides that the Company may, immediately prior to the closing of the transactions contemplated by the XCL Acquisition Agreement, assign an undivided 20% interest in the XCL Acquisition Agreement to NOG and cause the XCL Sellers to directly assign an undivided 20% interest in certain of the Uinta Basin Assets to NOG.

Upon the closing of the transactions contemplated by the XCL Acquisition Agreement, the XCL Sellers will receive aggregate consideration of $2,550,000,000 in cash (the “XCL Purchase Price”), subject to certain customary closing purchase price adjustments set forth in the XCL Acquisition Agreement. After the anticipated assignment to NOG of an undivided 20% interest in the XCL Acquisition Agreement, the Company’s proportionate share of the unadjusted XCL Purchase Price will be $2,040,000,000.

The obligations of the parties to complete the transactions contemplated by the XCL Acquisition Agreement (collectively, the “XCL Acquisition”) are subject to the satisfaction or waiver of customary closing conditions set forth in the XCL Acquisition Agreement. Upon execution of, the XCL Acquisition Agreement, the Company and NOG deposited cash with an escrow agent equal to 5% of the unadjusted XCL Purchase Price pursuant to an escrow agreement among the Company, the XCL Sellers and the escrow agent. Funding of the cash deposit was allocated 80% to the Company and 20% to NOG. Upon the closing of the transactions contemplated by the XCL Acquisition Agreement, the deposit will be applied as a credit toward the XCL Purchase Price.

In connection with entry into the XCL Acquisition Agreement, the Company obtained commitments from JPMorgan Chase Bank, N.A., Bank of America, N.A and Wells Fargo Bank, N.A. (together with their applicable affiliates, the “Commitment Parties”), pursuant to which the Commitment Parties initially agreed to provide, subject to the satisfaction of customary closing conditions, (i) up to $1,200,000,000 of senior unsecured 364-day bridge term loans; and (ii) a backstop to proposed amendments to the Seventh Amended and Restated Credit Agreement, dated as of August 2, 2022 (as amended, restated, supplemented or otherwise modified) among the Company, the Commitment Parties and the other “Lenders” and “Issuing Banks” party thereto, in each case, for the purpose of financing a portion of the XCL Purchase Price and/or otherwise paying related fees, costs and expenses associated with the transactions contemplated by the XCL Acquisition Agreement.

The foregoing description of the XCL Acquisition Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the XCL Acquisition Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Cooperation Agreement with NOG

Concurrently with the execution of the XCL Acquisition Agreement, the Company entered into an Acquisition and Cooperation Agreement with NOG (the “Cooperation Agreement”). Pursuant to the terms of the Cooperation Agreement, the Company and NOG will cooperate in connection with the XCL Acquisition Agreement, the Company and NOG agree to certain interim covenants, NOG will pay for its proportionate share of the cash deposit and the XCL Purchase Price, and NOG will become a party to and take a 20% undivided interest in the XCL Purchase Agreement. The obligations of the parties to complete the transactions contemplated by the Cooperation Agreement are subject to the satisfaction or waiver of customary closing conditions, and the Cooperation Agreement establishes the rights, remedies and indemnification obligations of the parties in the event either party fails to perform its obligations as set forth in the Cooperation Agreement.

The foregoing description of the Cooperation Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

The XCL Acquisition Agreement and the Cooperation Agreement have been included with this Current Report on Form 8-K (this “Report”) to provide investors and security holders with information regarding the terms of the transactions contemplated therein. These agreements are not intended to provide any other factual information about the Company, the XCL Sellers, NOG or the Uinta Basin Assets. The representations, warranties, covenants and agreements contained in the XCL Acquisition Agreement and the Cooperation Agreement, which are made only for purposes of those agreements and as of specific dates, are solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the XCL Acquisition Agreement or Cooperation Agreement, as applicable, instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the XCL Sellers, NOG or the Uinta Basin Assets. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the XCL Acquisition Agreement or the Cooperation Agreement, as applicable, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1*
Purchase and Sale Agreement dated as of June 27, 2024 by and among XCL AssetCo, LLC, XCL Marketing, LLC, Wasatch Water Logistics, LLC, XCL Resources, LLC and XCL SandCo, LLC, as Seller, and SM Energy Company, as Purchaser, and solely for the limited purposes as set forth therein, Northern Oil and Gas, Inc.

10.2*	Acquisition and Cooperation Agreement dated as of June 27, 2024 by and between SM Energy Company and Northern Oil and Gas, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)
_____________________________________

*	Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	June 28, 2024	By:	/s/ JAMES B. LEBECK
James B. Lebeck
Executive Vice President and General Counsel